               [LETTERHEAD OF NEXSEN PRUET JACOBS & POLLARD, LLP]

                                 March 2, 2000

                                                                     Exhibit 5.1


               [Letterhead of Nexsen Pruet Jacobs & Pollard, LLP]


                                December 10, 1999

Islands Bancorp
500 Carteret Street, Suite A
Beaufort, SC 29902

         RE:      Form SB-2 Registration Statement

Gentlemen:

         We have acted as counsel to Islands Bancorp, a South Carolina corporation (the "Company"), in connection with the registration of 1,210,115 shares of common stock, no par value per share, of the Company (the "Common Stock"), on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission").

         We have examined and are familiar with the Articles of Incorporation and the Bylaws of the Company, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records, including minute books, of the Company. We have also examined the Registration Statement and such statutes and other records, instruments and documents pertaining thereto that we have deemed necessary to examine for the purposes of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures and the legal capacity and mental competence of natural persons.

         On the basis of and in reliance upon the foregoing, we are of the opinion that the Common Stock registered under the Registration Statement when duly issued and delivered as described in the Registration Statement (in the form declared effective by the Commission) and duly purchased and paid for, will be legally issued, fully paid and nonassessable.

         This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion, or copies thereof, as an exhibit to the Registration Statement and to the statement made regarding our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement, but we do not thereby admit that we are within the category of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            NEXSEN PRUET JACOBS & POLLARD, LLP



                                            By: /s/ WILLIAM S. MCMASTER
                                               ---------------------------------
                                                    William S. McMaster